UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2014

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) relative to the entry into the new debt arrangements is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of TexStar Rich Gas System

On August 4, 2014, Southcross Energy Partners, L.P. (the “Partnership”) completed its acquisition from TexStar Midstream Services, LP (“TexStar”) of its rich gas system (the “TexStar Rich Gas System”) in accordance with the previously disclosed Contribution Agreement, dated as of June 11, 2014, among the Partnership, TexStar and Southcross Energy GP LLC, an indirect subsidiary of the Partnership (the “Contribution Agreement”).

In exchange for the TexStar Rich Gas System (the “Contribution”), the Partnership paid $80 million in cash to TexStar, assumed $100 million of debt (which was immediately repaid by Southcross’ new term loan facility, as described below) and issued 14,633,000 of the Partnership’s newly established Class B Convertible Units (the “Class B Convertible Units”).

Consummation of Combination Transactions

Contemporaneously with the consummation of the Contribution, Southcross Energy LLC (“Southcross Energy”), which previously owned a significant stake in the Partnership’s outstanding units and 100% of Southcross Energy Partners GP, LLC, the general partner of the Partnership (the “General Partner”), completed its previously disclosed combination with TexStar (the “Combination Transactions”).

As a result of the Combination Transactions, Southcross Holdings LP (“Southcross Holdings”), through Southcross Holdings Borrower LP, a wholly owned subsidiary of Southcross Holdings (“Southcross Borrower”), acquired from (a) BBTS Borrower LP (“BBTS”) 100% of TexStar and its general partner and (b) from Southcross Energy LLC 2,116,400 common units and 12,213,713 subordinated units of the Partnership, collectively representing an approximate 39.8% limited partner interest in the Partnership, as well as 100% of the General Partner, which owns an approximate 2% general partner interest in the Partnership and the Partnership’s incentive distribution rights. BBTS is controlled by EIG Global Energy Partners and Tailwater Capital, and Southcross Energy LLC is controlled by Charlesbank Capital Partners. The Contribution Transactions resulted in Charlesbank Capital Partners, EIG Global Energy Partners and Tailwater Capital (collectively, the “Sponsors”) each indirectly owning approximately one-third of Southcross Holdings.

Board of Directors

The board of directors of the General Partner (the “Board”) will continue to be comprised of seven directors. As a result of the Contribution Transactions, BBTS will have the right to designate four directors (two of whom must be independent) and Southcross Energy LLC will have the right to designate two directors (one of whom must be independent). The seventh member of the Board and its chairman will be selected by a majority of the other directors. David W. Biegler has been designated as the chairman of the Board for two years or until his earlier death or resignation.

In connection with the closing of the Contribution Transactions, on August 4, 2014, Samuel P. Bartlett and Kim G. Davis resigned as directors of the General Partner, and Wallace Henderson and Jason Downie, as designees of BBTS, were elected as directors of the General Partner. Messrs Bartlett and Davis did not resign as the result of any disagreement with the Partnership or the General Partner.

Series A Conversion

The Contribution Transactions constituted a change of control pursuant to the Partnership’s Second Amended and Restated Agreement of Limited Partnership relating to its series A preferred units, giving the holders the right to convert their series A preferred units into common units based on a 110% exchange ratio. All of the holders of the Partnership’s series A preferred units, including Southcross Energy LLC, elected to convert all of their series A preferred units into common units in connection with the closing of the Contribution Transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Debt Arrangements

On August 4, 2014, in connection with the consummation of the Contribution, the Partnership entered into (a) a Third Amended and Restated Revolving Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, JPMorgan Chase Bank, N.A., as Documentation Agent, and a syndicate of lenders (the “Third A&R Credit Agreement”), and (b) a Term Loan Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, and a syndicate of lenders (the “Term Loan Agreement” and, together with the Third A&R Credit Agreement, the “Senior Credit Facilities”).

The initial borrowings and extensions of credit under the Term Loan Agreement were used to finance the acquisition of the TexStar Rich Gas System (including the immediate repayment of the $100 million of debt assumed in the transaction), the repayment of certain of the Partnership’s existing debt and the payment of fees and expenses in connection with the new debt arrangements and ongoing working capital and other general partnership purposes. No amounts were initially drawn on the Third A&R Credit Agreement. Substantially all of the Partnership’s assets are pledged as collateral under the Senior Credit Facilities, with the security interest of the facilities ranking pari passu.

Third A&R Credit Agreement

The Third A&R Credit Agreement is a five-year $200 million revolving credit facility. Pursuant to the Third A&R Credit Agreement, among other things:

(a)	the letters of credit sublimit is increased to $75 million;

(b)	the Partnership is given the right to increase the total commitments under the credit facility by obtaining additional commitments from other lenders, as long as the Partnership’s senior secured leverage ratio is less than or equal to 4.50 to 1.00 before and after giving effect to such increase, subject to certain other conditions;

(c)	the definition of “Change of Control” is amended to permit the combination transaction with TexStar and to reflect the Sponsors’ control of the General Partner;

(d)	the Partnership’s maximum consolidated total leverage ratio is set at (i) 5.75 to 1.00 as of the last day of the fiscal quarter ending each of September 30, 2014 and December 31, 2014, (ii) 5.50 to 1.00 as of the last day of the fiscal quarter ending March 31, 2015, (iii) 5.25 to 1.00 as of the last day of the fiscal quarter ending June 30, 2015 and (iv) 5.00 to 1.00 as of the last day of each fiscal quarter thereafter, in each case without any step-ups in connection with acquisitions;

(e)	the Partnership has the right, exercisable on or before the date that the Partnership’s annual audited financial statements are due for the 2014 fiscal year, to comply with the consolidated total leverage ratio, consolidated senior secured leverage ratio and the consolidated interest coverage ratio covenants (the “Financial Covenants”) by applying certain specified quarterly base periods pertaining to the TexStar Rich Gas System;

(f)	if the Partnership fails to comply with the Financial Covenants (a “Financial Covenant Default”), the Partnership has the right (which cannot be exercised more than two times in any 12-month period or more than four times during the term of the facility) to cure such Financial Covenant Default by having the Sponsors purchase equity interests in or make capital contributions to the Partnership resulting in, among other things, proceeds that, if added to the minimum financial requirements, would result in the Partnership satisfying the Financial Covenants;

(g)	certain definitions are amended to take into account the TexStar Rich Gas System; and

(h)	the negative covenants are amended to permit the entry into, and indebtedness under, the Term Loan Agreement.

The foregoing description of the Third A&R Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Third A&R Credit Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Term Loan Agreement

The Term Loan Agreement is a seven-year $450 million senior secured term loan facility. On August 4, 2014, the lenders funded the full amount of the facility. Under the Term Loan Agreement, among other things:

(a)	subject to certain requirements, including the absence of a default and pro forma compliance under the Third A&R Credit Agreement and pro forma compliance with a senior secured leverage ratio less than or equal to 4.50 to 1.00 before and after giving effect to such increase, the Partnership may from time to time request incremental term loan commitments subject to certain other conditions;

(b)	the Partnership may seek commitments from third party lenders in connection with any incremental term loan commitment requests, subject to certain consent rights given to the administrative agent;

(c)	the guarantors and the collateral are the same as provided for the benefit of lenders in the Third A&R Credit Agreement;

(d)	subject to certain conditions, the Partnership may request that the lenders extend the seven-year maturity of all or partially all of the outstanding loans under the facility;

(e)	the facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the initial loan, with the remainder due on the maturity date;

(f)	there are customary mandatory prepayment provisions and, subject to certain conditions, permissive prepayment provisions; provided, that if certain repricing transactions occur, the Partnership must pay a call premium equal to 1% of the principal amount of the loans subject to the repricing transactions; and

(g)	there are customary representations and warranties, affirmative covenants, negative covenants and provisions governing an event of default (including acceleration of payment in connection with material indebtedness, including the Third A&R Credit Agreement).

The foregoing description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report relative to the Class B Convertible Units issued to TexStar and the Contribution, and in Item 5.03 of this Current Report relative to the description of the Class B Convertible Units, is incorporated into this Item 3.02 by reference.

Immediately after its receipt of the Class B Convertible Units, TexStar assigned all of its units to Southcross Borrower. As a result, Southcross Borrower owns, as of the date of filing of this Current Report, 14,633,000 Class B Convertible Units, 2,116,400 common units and 12,213,713 subordinated units of the

Partnership, representing an aggregate 57.2% limited partner interest in the Partnership. Southcross Borrower also owns 100% of the General Partner, which owns an approximate 2% general partner interest in the Partnership and the Partnership’s incentive distribution rights.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 relative to the Combination Transactions is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations/Appointments

The information set forth in Item 2.01 relative to Board resignations and appointments in connection with the Combination Transactions is incorporated into this Item 5.02 by reference.

2014 Equity Incentive Plan

On August 4, 2014, the General Partner and Southcross GP Management Holdings, LLC, a newly formed entity of which Southross Holdings is the sole managing member (“GP Management”), adopted the Southcross Energy Partners GP, LLC and Southcross GP Management Holdings, LLC 2014 Equity Incentive Plan (the “2014 Incentive Plan”). Under the 2014 Incentive Plan, employees, consultants and directors of the General Partner and GP Management will be eligible to receive incentive compensation awards.

The 2014 Incentive Plan generally provides for the grant of awards, from time to time at the discretion of the Board (and, as applicable, the board of directors of the general partner of Southcross Holdings), of non-voting units in the General Partner to GP Management and then a corresponding grant or award of non-voting units of GP Management to the employee, consultant or director.

The foregoing description of the 2014 Incentive Plan is not complete and is qualified in its entirety by reference to the full text of the 2014 Incentive Plan, which (along with the form of unit award agreement) are attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendment of Partnership Agreement to Establish Class B Convertible Units

On August 4, 2014, in connection with the closing of Contribution, the Partnership amended and restated its agreement of limited partnership and entered into its Third Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Third A&R Partnership Agreement”). The Third A&R Partnership Agreement establishes the Class B Convertible Units, consisting of 14,633,000 of such units plus any additional Class B Convertible Units issued in kind as a distribution (“Class B PIK Units”). The Class B Convertible Units have the same rights, preferences and privileges, and are subject to the same duties and obligations, as the Partnership’s common units, with certain exceptions as noted below.

Other than the Class B PIK Units and the 14,633,000 Class B Convertible Units issued in connection with the Contribution, there will be no additional Class B Convertible Units issued without the prior approval of the General Partner and the holders of a majority of the outstanding Class B Convertible Units.

The Partnership must procure the listing of the common units issuable upon conversion of the Class B Convertible Units on the New York Stock Exchange or other applicable national securities exchange.

Distributions

Commencing with the quarter ending September 30, 2014 and until converted, as long as certain requirements are met, the holders of the Class B Convertible Units will receive quarterly distributions in an amount equal to $0.3257 per unit. These distributions will be paid quarterly in Class B PIK Units within 45 days after the end of each quarter. The General Partner was entitled, and has exercised its right, to retain its 2% general partner interest in the Partnership in connection with the original issuance of Class B Convertible Units. In connection with future distributions of Class B PIK Units, the General Partner is entitled to a corresponding distribution to maintain its 2% general partner interest in the Partnership.

Conversion

The Class B Convertible Units are convertible into common units on a one-for-one basis and, once converted, will participate in cash distributions pari passu with all other common units. The conversion of Class B Convertible Units will occur on the date the Partnership (a) makes a quarterly distribution equal to or greater than $0.44 per common unit, (b) generates Class B Distributable Cash Flow (as defined in the Third A&R Partnership Agreement) in an amount sufficient to pay, and actually pays, the declared distribution on all units for the two quarters immediately preceding the date of conversion (the “measurement period”) and (c) forecasts paying a distribution equal to or greater than $0.44 per unit from forecasted Class B Distributable Cash Flow on all outstanding common units for the two quarters immediately following the measurement period.

Voting

The Class B Convertible Units generally have the same voting rights as common units, and will have one vote for each common unit into which such units are convertible.

The foregoing description of the Third A&R Partnership Agreement is not complete and is qualified in its entirety by reference to the full text of the Third A&R Partnership Agreement, which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Amendment of the General Partner’s Amended and Restated Limited Liability Company Agreement

On August 4, 2014, the General Partner amended and restated its limited liability company agreement and entered into its Second Amended and Restated Limited Liability Company Agreement (as amended and restated, the “A&R LLC Agreement”). The A&R LLC Agreement establishes a new class of non-voting units for issuance pursuant to the 2014 Incentive Plan and designates Southcross Holdings as the General Partner’s managing member.

The foregoing description of the A&R LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the A&R LLC Agreement, which is attached as Exhibit 3.2 to this Current Report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 5, 2014, the Partnership issued a press release announcing the consummation of the Contribution and the Combination Transactions and a press release announcing new directors of the General Partner. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in the press release attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall either be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Partnership expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date that this Current Report must be filed.

(b) Pro Forma financial information. The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date that this Current Report must be filed.

(d) Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Agreement of Limited Partnership of Southcross Energy Partners, L.P., dated as of August 4, 2014.

3.2	Second Amended and Restated Limited Liability Company Agreement of Southcross Energy Partners GP, LLC, dated as of August 4, 2014.

10.1	Third Amended and Restated Revolving Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, JPMorgan Chase Bank, N.A., as Documentation Agent, and the lenders party thereto.

10.2	Term Loan Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, and the lenders party thereto.

10.3	Southcross Energy Partners GP, LLC and Southcross GP Management Holdings, LLC 2014 Equity Incentive Plan and Form of Unit Award Agreement.

99.1	Press Release of Southcross Energy Partners, L.P. dated August 5, 2014.

99.2	Press Release of Southcross Energy Partners, L.P. dated August 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC, its general partner

Dated: August 5, 2014	By:	/s/ J. Michael Anderson
Name: J. Michael Anderson
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Agreement of Limited Partnership of Southcross Energy Partners, L.P., dated as of August 4, 2014.

3.2	Second Amended and Restated Limited Liability Company Agreement of Southcross Energy Partners GP, LLC, dated as of August 4, 2014.

10.1	Third Amended and Restated Revolving Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, JPMorgan Chase Bank, N.A., as Documentation Agent, and the lenders party thereto.

10.2	Term Loan Credit Agreement with Wells Fargo Bank, N.A., as Administrative Agent, UBS Securities LLC and Barclays Bank PLC, as Co-Syndication Agents, and the lenders party thereto.

10.3	Southcross Energy Partners GP, LLC and Southcross GP Management Holdings, LLC 2014 Equity Incentive Plan and Form of Unit Award Agreement.

99.1	Press Release of Southcross Energy Partners, L.P. dated August 5, 2014.

99.2	Press Release of Southcross Energy Partners, L.P. dated August 5, 2014.